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                         [MAUN & SIMON PLC LETTERHEAD]

                                                                    EXHIBIT 23.4



                          CONSENT OF MAUN & SIMON, PLC

         We consent to the inclusion in this Post-effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-40518) of our opinion letter, dated July 25, 2000, and to the reference of our name under the heading "LEGAL MATTERS" in the Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.



/s/ MAUN & SIMON, PLC
Minneapolis, Minnesota
Dated:  September 6, 2000